SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  February 26, 2002


                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
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             (Exact name of registrant as specified in its charter)


          DELAWARE                   0-26224                     51-0317849
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(State or other jurisdiction       (Commission                  (IRS Employer
      of incorporation)           File Number)               Identification No.)


        311 ENTERPRISE DRIVE
       PLAINSBORO, NEW JERSEY                              08536
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(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number,
including area code:  (609) 275-0500
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                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

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Item 5. Other Events

On  February  26,  2002,  the  Company's  Board of  Directors  reauthorized  the
Company's share repurchase program. Under the program, the Company may repurchase up to 500,000 shares of its common stock for an aggregate purchase price not to exceed $15 million. Shares may be repurchased under this program through December 31, 2002 either in the open market or privately negotiated transactions.

The Company did not repurchase any shares of its common stock under this program in 2001.


Item 7. Exhibits

None







                                   SIGNATURES


              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       INTEGRA LIFESCIENCES HOLDINGS
                                       CORPORATION



Date:  March 13, 2002                  By:  /s/ Stuart M. Essig
                                            -----------------------------------
                                                Stuart M. Essig, President and
                                                Chief Executive Officer

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